Exhibit 99.1

OpenTV Reports Second Quarter 2009 Results

San Francisco, Calif., August 6, 2009 – OpenTV Corp. (NASDAQ: OPTV), a leading software and technology provider of advanced digital television solutions, today announced financial results for its second quarter ended June 30, 2009.

“Our second quarter results further evidence the progress we have achieved in scaling the business and operating the company efficiently in a challenging economy,” said Ben Bennett, OpenTV’s Chief Executive Officer. “It is an exciting time for OpenTV as digital television continues to evolve and grow worldwide bringing about a new set of challenges and opportunities for the company, particularly as traditional boundaries for consumption of TV and Web-based video content are being redefined. OpenTV will meet these challenges by continuing to make the critical investments in our products and people necessary to deliver sustainable growth for our shareholders.”

“We are satisfied with the improvement of the operating performance of OpenTV over the last several quarters, and we are fully committed to further investing in the future development of OpenTV with the aim of sustaining its market leading position in digital TV middleware and advanced advertising,” said André Kudelski, OpenTV’s Executive Chairman.

Key Operating Measures

USD Millions	Three months ended June 30, 2009		Three months ended June 30, 2008		Change		Six months ended June 30, 2009		Six months ended June 30, 2008		Change
Revenues	$27.6	m	$26.8	m	3.0%		$57.0	m	$60.6	m	(5.9)%
Net Income	$1.7	m	$0.0	m	$1.7	m	$2.9	m	$6.3	m	$(3.4	)m
Adjusted EBITDA before unusual items	$4.0	m	$2.5	m	$1.5	m	$8.1	m	$10.1	m	$(2.0	)m
Cash, Cash Equivalents and Marketable Debt Securities	$111.3	m	$100.4	m	10.9%		$111.3	m	$100.4	m	10.9%

Second Quarter 2009 Results

For the quarter ended June 30, 2009, revenues were $27.6 million, compared to $26.8 million for the second quarter of 2008. Royalties and licenses revenues increased 7.1% to $19.5 million. Services and other revenues decreased 5.8% to $8.1 million. Adjusted EBITDA before unusual items, increased to $4.0 million for the quarter ended June 30, 2009, compared to $2.5 million for the second quarter of 2008.

Net income for the second quarter of 2009 was $1.7 million, or $0.01 per share, compared to breakeven results for the second quarter of 2008.

Cash used in operations were $2.6 million in the second quarter of 2009, compared to cash flow from operations of $5.8 million in the comparable 2008 period.

As of June 30, 2009, the Company had a balance of $38.7 million in deferred revenue, compared to $33.2 million as of December 31, 2008.

As of June 30, 2009, the Company had cash, cash equivalents and short and long-term marketable debt securities totaling $111.3 million, compared to $102.8 million as of December 31, 2008.

Segment Information

Revenues

•	In the second quarter of 2009, revenues from the Middleware Solutions segment were $24.8 million, compared to $23.5 million for the same period in the prior year.

•	In the second quarter of 2009, revenues from the Advertising Solutions segment were $2.8 million, compared to $3.3 million for the same period in the prior year.

Contribution Margin

•	In the second quarter of 2009, Middleware Solutions’ contribution margin was $8.5 million, compared to $8.0 million for the same period in the prior year.

•	In the second quarter of 2009, Advertising Solutions’ contribution margin was $0.2 million, which was consistent with the same period in the prior year.

For the second quarter of 2009, total contribution margin from the Company’s operating segments was $8.7 million, compared to $8.2 million in the second quarter of 2008. Unallocated corporate overhead was $4.7 million in the second quarter of 2009, compared to unallocated corporate overhead of $5.7 million in the second quarter of 2008.

Adjusted EBITDA before unusual items and contribution margin are non-GAAP financial measures. Reconciliations of the differences between these non-GAAP financial measures and net income, which is the most directly comparable GAAP financial measure, are included at the end of this press release. Additional information regarding the derivation of Adjusted EBITDA and contribution margin and a statement of the relevance to management of this information and its possible usefulness to investors is also included at the end of this release and on the investor relations page of our Web site located at www.opentv.com.

Summary of Recent Announcements

The following is a summary of key press releases issued by the Company during the second quarter of 2009:

•

OpenTV announced that its Personal Video Recording (PVR) streaming file system was reported as one of the best PVR file systems available today by Seagate® Technology, a world leader in the design, manufacture and marketing of hard disk drives and storage solutions.

•

OpenTV announced that its next generation advertising campaign management product, EclipsePlus™, was selected by Time Warner Cable to manage the cable operator’s advertising sales operations across all of its regional operating centers in the continental U.S., which cover more than 12.3 million subscribers, or 97 percent of the operator’s total subscriber base.

•

ARRIS, a global communications technology company, and OpenTV announced a turnkey digital advertising offering for cable and telecommunications operators, which supports the advertising sales, insertion, reporting, campaign management, and related functions necessary for ad sales operations. The solution pairs the ARRIS ConvergeMedia™ SkyVision™ Advertising applications suite and OpenTV’s Eclipse® campaign management product to provide a world-class end-to-end Digital Program Insertion advertising system.

•

OpenTV and Sigma Solutions, an industry leader in Advanced IP Service Fulfillment solutions, announced a collaboration to accelerate the deployment of advanced advertising through the development of an integrated solution that is expected to enable television network operators to use subscriber data for addressable ad placement in an on-demand environment.

•

OpenTV and RGB Networks, the leader in network video processing, developed a joint demonstration that shows how cable television network operators can use the companies’ advanced, standards-based advertising capabilities to generate new ad revenues from their video-on-demand services and traditional linear programming.

•

OpenTV announced that it has launched an end-to-end middleware solution for Southern Yinshi Network Media Ltd, enabling one of the most comprehensive digital cable offerings in China. Southern Yinshi is a subsidiary of Southern Media Corporation, one of China’s leading broadcasting groups.

Conference Call Details

OpenTV will conduct a conference call to discuss the Company’s financial results for the quarter ended June 30, 2009. The details of the call are as follows:

Date and Time:	Thursday, August 6, 2009, at 5:00pm ET / 2:00pm PT
Dial-in number US:	866.831.6243
Dial-in number International:	617.213.8855
Passcode:	81 60 50 65
Participants:	Ben Bennett, Chief Executive Officer
Shum Mukherjee, Chief Financial Officer
Mark Beariault, General Counsel

The Company will also make available on the Investor Relations section of its Web site a slide presentation in PDF format containing additional information about the Company that may be discussed on the conference call.

The conference call replay will be available from August 6, 2009 at 5:00pm PT / 8:00pm ET through August 13, 2009 at 11:59pm PT / 2:59am ET (next day).

Replay Number US:	888.286.8010
Replay Number International:	617.801.6888
Passcode:	74 84 59 44

About Segment Information

Because our business segments reflect the manner in which management reviews our business, they necessarily involve judgments that management believes are reasonable in light of the circumstances under which they are made. These judgments may change over time or may be modified to reflect new facts or circumstances. Segments may also be changed or modified from time to time to reflect technologies and applications that are newly created or that have changed, or other business conditions that evolve, each of which may result in management reassessing specific segments, the elements included therein and the methodologies used to assess segment performance.

Non-GAAP Financial Measures

“EBITDA” is an acronym for earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA, as used in this release, removes from EBITDA the effects of amortization of intangible assets, share-based compensation expense, other income and expense, and minority interest. “Adjusted EBITDA before unusual items” removes from Adjusted EBITDA the effects of contract amendments that mitigated potential loss positions and restructuring costs.

“Contribution margin,” as used in this release, is defined by the company as segment revenues less related direct or indirect allocable costs, including headcount and headcount-related overhead costs, consulting and subcontractor costs, travel, marketing and network infrastructure and bandwidth costs. Contribution margin excludes unallocated corporate support, interest, taxes, depreciation and amortization, amortization of intangible assets, share-based compensation, impairment of goodwill, impairment of intangibles, other income, noncontrolling interest, restructuring provisions, and unusual items such as contract amendments that mitigated potential loss positions. These exclusions reflect costs not considered directly allocable to individual business segments and result in a definition of contribution margin that does not take into account the substantial cost of doing business.

Management believes that “Adjusted EBITDA before unusual items” and “contribution margin” are relevant and useful measures, when considered in conjunction with the comparable GAAP measures, for use by investors in evaluating the operational performance of the company. They are some of the principal measures used by OpenTV’s management to assess the financial performance of its business. OpenTV’s management believes that both Adjusted EBITDA before unusual items and contribution margin provide meaningful information because each measure represents a transparent view of OpenTV’s recurring operating performance and allows management to readily view operating trends, perform analytical comparisons and benchmarking between segments and identify strategies to improve operating performance. While OpenTV’s management may consider Adjusted EBITDA before unusual items and contribution margin to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, profit from operations, net income, cash flow and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are presented in the financial statements included in this press release. Additionally, OpenTV’s calculation of Adjusted EBITDA before unusual items and contribution margin may be different from the calculation used by other companies and, therefore, comparability may be affected. OpenTV reconciles Adjusted EBITDA before unusual items and each reported segment’s contribution margin to its consolidated net income as presented in the accompanying financial statements, because OpenTV believes consolidated net income is the most directly comparable financial measure presented in accordance with GAAP.

While OpenTV believes that the presentation of non-GAAP financial measures contained in this press release complies with the rules and guidance of the SEC, it can give no assurance that it will be able to provide the same or comparable measures in future press releases or announcements. OpenTV may, in the future, present non-GAAP financial measures other than “Adjusted EBITDA before unusual items,” “Adjusted EBITDA” and “contribution margin” that it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect the information used by OpenTV’s management in assessing its business, which may change from time to time.

Cautionary Language Regarding Forward-Looking Information

This press release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in political, economic, business, competitive, market and regulatory factors. In particular, factors that could cause our actual results to differ include risks related to: delays in the development or introduction of new versions of our products; technical difficulties with networks or operating systems; deterioration of worldwide economic conditions and the potential impact of such conditions on our customer’s purchasing and investment decisions; our ability to manage our resources effectively; changes in technologies that affect the television industry; and the protection of our intellectual property rights. These and other risks are more fully described in our periodic reports and registration statements filed with the Securities and Exchange Commission and can be obtained online at the Commission’s web site at http://www.sec.gov. Readers should consider the information contained in this release together with other publicly available information about our company for a more informed overview of our company. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About OpenTV

OpenTV is one of the world’s leading providers of advanced digital television solutions dedicated to creating and delivering compelling viewing experiences to consumers of digital content worldwide. The company’s software has been integrated in more than 133 million devices around the world, and enables enhanced program guides, video-on-demand, personal video recording, interactive and addressable advertising, and a variety of enhanced television applications. For more information, please visit www.opentv.com.

###

Investor Contacts:	Press Contacts:

Denise Roche	Christine Oury
Brainerd Communicators	OpenTV
Tel: +1 212-986-6667	Tel: +1 415-962-5433
roche@braincomm.com	coury@opentv.com

OPENTV CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30, 2009	December 31, 2008 *
ASSETS
Current assets:
Cash and cash equivalents	$92,734	$93,887
Short-term marketable debt securities	18,601	7,768
Accounts receivable, net of allowance for doubtful accounts of $753 and $1,076 at June 30, 2009 and December 31, 2008, respectively	25,640	27,275
Prepaid expenses and other current assets	4,616	4,628

Total current assets	141,591	133,558
Long-term marketable debt securities	—	1,178
Property and equipment, net	7,215	7,974
Goodwill	95,424	95,250
Intangible assets, net	7,839	8,519
Other assets	2,244	2,471

Total assets	$254,313	$248,950

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,919	$2,287
Accrued liabilities	14,353	17,602
Accrued restructuring	213	238
Deferred revenue	22,966	16,130

Total current liabilities	39,451	36,257
Accrued liabilities, net of current portion	699	1,160
Accrued restructuring, net of current portion	1,141	1,146
Deferred revenue, net of current portion	15,703	17,092

Total liabilities	56,994	55,655
Commitments and contingencies
OpenTV Shareholders’ equity:
Preference shares, no par value, 500,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, no par value, 500,000,000 shares authorized; 107,915,234 and 108,385,176 shares issued and outstanding, including treasury shares, at June 30, 2009 and December 31, 2008, respectively	2,234,230	2,234,687
Class B ordinary shares, no par value, 200,000,000 shares authorized; 30,206,154 shares issued and outstanding at June 30, 2009 and December 31, 2008	35,953	35,953
Additional paid-in capital	516,120	515,506
Treasury shares at cost, zero and 523,647 shares at June 30, 2009 and December 31, 2008, respectively	—	(623)
Accumulated other comprehensive loss	(1,803)	(2,163)
Accumulated deficit	(2,587,607)	(2,590,496)

Total OpenTV shareholders’ equity	196,893	192,864
Noncontrolling interest	426	431

Total equity	197,319	193,295

Total liabilities and equity	$254,313	$248,950

*	The condensed consolidated balance sheet at December 31, 2008 has been derived from the company’s audited consolidated financial statements at that date.

OPENTV CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues:
Royalties and licenses	$19,527	$18,196	$41,154	$40,417
Services and other	8,075	8,627	15,859	20,211

Total revenues	27,602	26,823	57,013	60,628
Cost of revenues:
Royalties and licenses	964	1,323	1,933	2,746
Services and other	10,122	10,018	20,169	20,091

Total cost of revenues	11,086	11,341	22,102	22,837

Gross profit	16,516	15,482	34,911	37,791
Operating expenses:
Research and development	8,534	8,447	17,170	17,739
Sales and marketing	1,823	2,332	3,718	4,685
General and administrative	3,783	4,539	9,506	10,910
Restructuring and impairment	—	581	(7)	581
Amortization of intangible assets	69	185	138	370

Total operating expenses	14,209	16,084	30,525	34,285

Profit (loss) from operations	2,307	(602)	4,386	3,506
Interest income	84	637	190	1,353
Other income (expense)	(424)	392	(957)	2,246

Profit before income taxes	1,967	427	3,619	7,105
Income tax expense	265	406	730	769

Net income	1,702	21	2,889	6,336
Less: Net income attributable to the noncontrolling interest	(2)	(8)	(5)	(16)

Net income attributable to OpenTV	$1,700	$13	$2,884	$6,320

Net income attributable to OpenTV per share, basic	$0.01	$—	$0.02	$0.05

Net income attributable to OpenTV per share, diluted	$0.01	$—	$0.02	$0.05

Shares used in per share calculation, basic	138,123,332	139,632,228	138,094,171	139,710,747

Shares used in per share calculation, diluted	138,823,107	140,340,755	138,813,619	140,425,226

OPENTV CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2009	2008
Cash flows from operating activities:
Net income	$2,889	$6,336
Less: Net income attributable to the noncontrolling interest	(5)	(16)

Net income attributable to OpenTV	2,884	6,320
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	2,214	2,076
Amortization of intangible assets	680	2,050
Share-based compensation	819	1,841
Non-cash employee compensation	2	8
Provision for doubtful accounts	360	(95)
Gain on sale of cost investment	—	(143)
Gain on disposal of fixed assets	23	—
Changes in operating assets and liabilities:
Accounts receivable	957	(10,600)
Prepaid expenses and other current assets	12	(411)
Other assets	227	(336)
Accounts payable	(140)	204
Accrued liabilities	(3,847)	(2,283)
Accrued restructuring	(30)	(335)
Deferred revenue	5,765	6,839

Net cash provided by operating activities	9,926	5,135
Cash flows from investing activities:
Purchase of property and equipment	(1,445)	(2,030)
Proceeds from sale of cost investment	—	1,882
Proceeds from disposal of property and equipment	2	—
Proceeds from sale of marketable debt securities	3,967	16,009
Purchase of marketable debt securities	(13,843)	(3,644)

Net cash provided by (used in) investing activities of continuing operations	(11,319)	12,217
Net cash provided by investing activities of discontinued operations	—	225

Net cash provided by (used in) investing activities	(11,319)	12,442
Cash flows from financing activities:
Repurchase of restricted shares	(99)	(454)
Repurchase of treasury shares	(228)	—
Capital contribution from the former controlling shareholder	—	14,333
Proceeds from issuance of ordinary shares	21	11

Net cash provided by (used in) financing activities	(306)	13,890
Effect of exchange rate changes on cash and cash equivalents	546	(347)

Net increase (decrease) in cash and cash equivalents	(1,153)	31,120
Cash and cash equivalents, beginning of period	93,887	58,599

Cash and cash equivalents, end of period	$92,734	$89,719

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$(441)	$(1,105)

Non-cash investing and financing activities:
Conversion of exchangeable shares	$18	$2

Retirement of treasury shares	$623	$—

OPENTV CORP.

UNAUDITED SEGMENT INFORMATION AND RECONCILIATION OF

CONTRIBUTION MARGIN AND ADJUSTED EBITDA TO NET INCOME

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues:
Middleware solutions
Royalties and licenses	$18,821	$16,676	$39,892	$37,209
Services and other	5,969	6,866	11,909	16,396

Subtotal - Middleware solutions	24,790	23,542	51,801	53,605
Advertising solutions
Royalties and licenses	706	1,520	1,262	3,208
Services and other	2,106	1,761	3,950	3,815

Subtotal - Advertising solutions	2,812	3,281	5,212	7,023

Total revenues	$27,602	$26,823	$57,013	$60,628

Contribution margin (loss):
Middleware solutions	$8,510	$7,940	$19,347	$21,608
Advertising solutions	210	233	(58)	919

Total contribution margin	8,720	8,173	19,289	22,527
Unallocated corporate support	(4,699)	(5,693)	(11,195)	(12,465)

Adjusted EBITDA before unusual items	4,021	2,480	8,094	10,062
Restructuring and impairment	—	(581)	7	(581)

Adjusted EBITDA	4,021	1,899	8,101	9,481
Depreciation and amortization	(1,103)	(1,042)	(2,214)	(2,076)
Amortization of intangible assets	(340)	(1,025)	(680)	(2,050)
Share-based and non-cash compensation	(271)	(434)	(821)	(1,849)
Interest income	84	637	190	1,353
Other income (expense)	(424)	392	(957)	2,246

Profit before income taxes	1,967	427	3,619	7,105
Income tax expense	265	406	730	769

Net income	1,702	21	2,889	6,336
Less: Net income attributable to the noncontrolling interest	(2)	(8)	(5)	(16)

Net income attributable to OpenTV	$1,700	$13	$2,884	$6,320